Exhibit 10.14

PREMIUM NICKEL RESOURCES LTD. AMENDED STOCK OPTION PLAN

1.	PURPOSE OF THE PLAN

The Company hereby establishes this amended stock option plan for directors, senior officers, Employees, Consultants, Management Company Employees or Eligible Charitable Organizations (as such terms are defined below) of the Company and its subsidiaries (collectively, "Eligible Persons"), to be known as the "Amended Stock Option Plan" (the "Plan"). The purpose of the Plan is to give to Eligible Persons, as additional compensation, the opportunity to participate in the success of the Company by granting to such individuals options, exercisable over periods of up to ten years, as determined by the board of directors of the Company, to buy shares of the Company at a price equal to the Market Price prevailing on the date the option is granted less applicable discount, if any, permitted by the policies of the Exchanges and approved by the Board.

2.	DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1"Associate" means an "Associate" as defined in the TSXV Policies.

2.2"Blackout Period" has the meaning given to that term in Section 4.5(a) hereof.

2.3"Board" means the Board of Directors of the Company.

2.4

"Change of Control" means the acquisition by any person or by any person and all Joint Actors, whether directly or indirectly, of voting securities (as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board.

2.5"Company" means Premium Nickel Resources Ltd. and its successors.

2.6"Consultant" means a "Consultant" as defined in the TSXV Policies.

2.7"Consultant Company" means a "Consultant Company" as defined in the TSXV Policies.

2.8"Corporate Reorganization" has the meaning given to that term in Section 5.3 hereof.

2.9	"Disability" means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:
(a)

being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(b)	acting as a director or officer of the Company or its subsidiaries.

2.10	"Discounted Market Price" of Shares means, if the Shares are listed only on the TSX Venture Exchange, the Market Price less the maximum discount permitted under TSXV Policies applicable to Options.
2.11	"Eligible Charitable Organization" means an "Eligible Charitable Organization" as defined in the TSXV Policies.
2.12	"Eligible Persons" has the meaning given to that term in Section 1 hereof.
2.13	"Employee" means an "Employee" as defined in the TSXV Policies.
2.14	"Exchanges" means the TSX Venture Exchange and, if applicable, any other stock exchange on which the Shares are listed.
2.15	"Expiry Date" means the date set by the Board under Section 3.1 of the Plan, as the last date on which an Option may be exercised.
2.16	"Extension Period" has the meaning given to that term in Section 4.5(b) hereof.
2.17	"Grant Date" means the date specified in the Option Agreement as the date on which an Option is granted.
2.18	"Insider" means an "Insider" as defined in the TSXV Policies.
2.19	"Investor Relations Service Providers" means "Investor Relations Service Providers" as defined in the TSXV Policies.
2.20	"Issued Shares" means "Issued Shares" as defined in the TSXV Policies.
2.21	"Joint Actor" means a person acting "jointly or in concert with" another person as that phrase is interpreted in National Instrument 62-104 – Take-Over Bids and Issuer Bids.
2.22	"Management Company Employee" means a "Management Company Employee" as defined in the TSXV Policies.
2.23

"Market Price" of Shares at any Grant Date means the last closing price per Share on the trading day immediately preceding the day on which the Company announces the grant of the option or, if the grant is not announced, on the Grant Date, or if the Shares are not listed on any stock exchange, "Market Price" of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

2.24	"Offer" has the meaning given to that term in Section 4.6 hereof.
2.25	"Option" means an option to purchase Shares granted pursuant to this Plan.
2.26	"Option Agreement" means an agreement, in the form attached hereto as Schedule "A", whereby the Company grants to an Optionee an Option.
2.27	"Optionee" means each of Eligible Persons granted an Option pursuant to this Plan and their heirs, executors and administrators.

2.28	"Option Price" means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of Section 5 hereof.
2.29	"Option Shares" means the aggregate number of Shares which an Optionee may purchase under an Option.
2.30	"Plan" means this Amended Stock Option Plan.
2.31	"Share Reorganization" has the meaning given to that term in Section 5.1 hereof.
2.32

"Shares" means the common shares in the capital of the Company as constituted on the Grant Date provided that, in the event of any adjustment pursuant to Section 5 hereof, "Shares" shall thereafter mean the shares or other securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

2.33	"Securities Act" means the Securities Act (Ontario), R.S.O. 1990, c. S.5, as amended, as at the date hereof.
2.34	"Special Distribution" has the meaning given to that term in Section 5.2 hereof.
2.35	"TSXV Policies" means the Corporate Finance Manual of the TSX Venture Exchange and bulletins, regulations and guidance promulgated thereunder.
2.36

"Unissued Option Shares" means the number of Shares which have, at a particular time, been reserved for issuance upon the exercise of an Option, but which have not been issued, as adjusted from time to time in accordance with the provisions of Section 5 hereof, such adjustments to be cumulative.

2.37	"Vested" means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.
2.38

"VWAP" means the volume weighted average trading price of the Shares on the Exchanges calculated by dividing the total value by the total volume of the Shares traded for the five trading days immediately preceding the exercise of the subject Option, or if the Shares are not listed on any stock exchange, "VWAP" of Shares means the VWAP on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the five days immediately preceding the exercise of the subject Option.

3.	GRANT OF OPTIONS
3.1	Option Terms

The Board may from time to time authorize the issue of Options to Eligible Persons of the Company and its subsidiaries. The Option Price under each Option shall be not less than the Discounted Market Price on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than ten years after the Grant Date. Options shall not be assignable (or transferable) by the Optionee.

3.2	Limits on Shares Issuable on Exercise of Options
(a)

The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be 27,100,000 Shares and, for greater certainty, shall not exceed 20% of the Issued Shares as at the date of implementation of the Plan by the Company.

(b)	The maximum number of Shares reserved for issuance under the Plan and all other "Security Based Compensation" (as defined in Policy 4.4 of the TSXV Policies) arrangements of the Company:
(i)	in aggregate shall not exceed 27,100,000 Shares and, for greater certainty, shall not exceed 20% of the Issued Shares as at the date of implementation of the Plan by the Company; and
(ii)	to all Insiders as a group shall not exceed 10% of the Issued Shares at any point in time (unless otherwise approved by the disinterested shareholders of the Company).
(c)	The number of Shares which may be issuable under the Plan and all of the Company's other previously established or proposed share compensation arrangements, within a one- year period:
(i)	to all Insiders as a group shall not exceed 10% of the Issued Shares on the Grant Date (unless otherwise approved by the disinterested shareholders of the Company);
(ii)	to any one Optionee, shall not exceed 5% of the Issued Shares on the Grant Date (unless otherwise approved by the disinterested shareholders of the Company);
(iii)	to any one Consultant shall not exceed 2% of the Issued Shares of the Company on the Grant Date; and
(iv)

to all Investor Relations Service Providers in the aggregate shall not exceed 2% of the Issued Shares of the Company, which Options are to be vested in stages over at least a one-year period such that:

(A)	no more than 1/4 of the Options vest no sooner than three months after the Grant Date;
(B)	no more than another 1/4 of the Options vest no sooner than six months after the Grant Date;
(C)	no more than another 1/4 of the Options vest no sooner than nine months after the Grant Date; and
(D)	the remainder of the Options vest no sooner than 12 months after the Grant Date.
(v)	to all Eligible Charitable Organizations in the aggregate shall not exceed 1% of the Issued Shares of the Company on the Grant Date, which Options shall expire on or before the earlier of:

(A)	the date that is ten years from the Grant Date of the Option; and
(B)	the 90th day following the date that the holder of the Options ceases to be an Eligible Charitable Organization.
3.3	Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. For stock options to Employees, Consultants, Consultant Company or Management Company Employees, the Company is representing herein and in the applicable Option Agreement that the Optionee is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or its subsidiary. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.	EXERCISE OF OPTION
4.1	When Options May be Exercised

Subject to Section 4.3 and Section 4.4 hereof, an Option shall be granted as fully Vested on the Grant Date, and may be exercised to purchase any number of Shares up to the number of Unissued Option Shares at any time after the Grant Date, provided that this Plan has been previously approved by the shareholders of the Company, where such prior approval is required by TSXV Policies, up to 4:00 p.m. local time on the Expiry Date and shall not be exercisable thereafter.

4.2	Manner of Exercise

The Board, in its sole discretion, may permit the exercise of an Option through any of the following methods:

(a)	Payment

Options may be exercisable by delivering to the Company a notice specifying the number of Option Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Option Share. Upon notice and payment there will be binding contract for the issue of the Option Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the full payment, by cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board of the Option Price shall constitute payment of the Option Price, unless in the case of a cheque, such cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

(b)	Cashless Exercise

A cashless exercise mechanism whereby the Company has an arrangement with a brokerage firm pursuant to which:

(i)	the brokerage firm agrees to loan money to a Optionee to purchase the Option Shares underlying the Options to be exercise by the Optionee;

(ii)

the brokerage firm receives such number of Option Shares to sell, at the direction of and on behalf of the Optionee, the aggregate proceeds of which are sufficient to cover the Option Price of the Options in order to permit the Optionee to repay the loan made to the Optionee; and

(iii)	the Optionee receives the balance of the Option Shares pursuant to such exercise, or cash proceeds from the sale of the balance of the Option Shares.
(c)	Net Exercise

A net exercise mechanism, whereby Options, except Options granted to an Investor Relations Service Provider, are exercised without the Optionee making any cash payment so the Company does not receive any cash from the exercise of such Options and the Optionee receives only the number of Option Shares that is equal to the quotient obtained by dividing: (A) the product of the number of Options being exercised and the difference between the VWAP of the underlying Shares and the Option Price of the subject Options; by (B) the VWAP of the underlying Shares.

4.3	Vesting of Option Shares

An Option shall be granted hereunder as fully Vested, unless a vesting schedule is imposed by the Board as a condition of the grant on the Grant Date; and provided that if the Option is being granted to an Investor Relations Service Provider, then the Option must vest in stages as set out in Section 3.2(iv) hereof.

4.4	Termination of Employment

If an Optionee ceases to be an Eligible Person, his or her Option shall be exercisable as follows:

(a)	Death or Disability

If the Optionee ceases to be an Eligible Person, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Vested Options then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of:

(i)	365 days after the date of death or Disability; and
(ii)	the Expiry Date.
(b)	Termination For Cause

If the Optionee, or in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, ceases to be an Eligible Person as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of a Management Company Employee or a Consultant Company, of the Optionee's employer, is employed or engaged; any outstanding Option held by such Optionee on the date of such termination shall be cancelled as of that date.

(c)	Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, ceases to be an Eligible Person due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company's retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Vested Options then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of the Expiry Date and the date which is 90 days (or such longer period, not exceeding 12 months, as may be specified by resolution of the Board) after the Optionee or, in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, ceases to be an Eligible Person.

4.5	Blackout Extension
(a)

The Company may from time to time impose trading blackouts during which directors, officers, employees or consultants may not trade in the securities of the Company (a "Blackout Period"). If a Blackout Period is imposed, subject to the terms of the blackout and the Company's blackout policy, a holder of an Option may not exercise Options until expiry of the Blackout Period.

(b)

As a result of the foregoing limitation, and notwithstanding any other provision of the Plan, the term of any Option that would otherwise expire during a Blackout Period will be extended by ten (10) trading days following the expiry of such Blackout Period (the "Extension Period"), provided that the following requirements are satisfied:

(i)

the Blackout Period must be formally imposed by the Company pursuant to its internal trading policies. For greater certainty, in the absence of the Company formally imposing a Blackout Period, the expiry date of any Options will not be automatically extended in any circumstances;

(ii)

the Blackout Period must expire upon the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Extension Period to enable the exercise of such Option within 10 trading days following the end of the last imposed Blackout Period; and

(iii)

the automatic extension of a holder's Options will not be permitted where the Optionee or the Company is subject to a cease trade order (or similar order under securities laws) in respect of the Company's securities.

4.6	Effect of a Take-Over Bid

If a bona fide offer (an "Offer") for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of Subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon the Option Shares subject to such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer.

4.7	Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, are Vested (subject to the proviso below), and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer, provided that where an Option was granted to an Investor Relations Service Provider, the Board declaration that Option Shares issuable upon the exercise of such Options granted under the Plan be Vested with respect to such Option Shares, is subject to prior approval of the Exchanges. The Board shall give each Optionee as much notice as possible of the acceleration of the Options under this Section, except that not less than 5 business days and not more than 35 days' notice is required.

4.8	Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding Option shall become Vested and may be exercised in whole or in part by the Optionee immediately prior to such Change of Control.

4.9	Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, by the cancellation of the right to purchase Option Shares under the Option Agreement shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.10	Shares Not Acquired, Cancelled or Terminated

Any Unissued Option Shares not acquired by an Optionee under an Option for reason that it is cancelled, terminated, surrendered, forfeited or expired without being exercised may be made the subject of a further Option granted pursuant to the provisions of the Plan. For greater certainty, any Option Shares acquired by an Optionee under an Option shall not continue to be issuable under the Plan.

5.	ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES
5.1	Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a "Share Reorganization") then effective immediately after the record date for such dividend or other distribution or at the effective time of such subdivision, combination or consolidation, for each Option:

(a)	the Option Price will be adjusted to a price per Share which is the product of:
(i)	the Option Price in effect immediately before that effective date or record date; and
(ii)

a fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)

the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subparagraph (a)(ii).

5.2	Special Distribution

Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares:

(a)	shares of the Company, other than the Shares;
(b)	evidences of indebtedness;
(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or
(d)	rights, options or warrants,

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a "Special Distribution"), the Board shall make such adjustments to the Plan and to the Options then outstanding under the Plan as the Board determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Optionee shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation, a reduction of the Option Price or an increase in the number of Unissued Option Shares.

5.3	Corporate Organization

Whenever there is:

(a)

a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in Section 5.1 or Section 5.2 hereof;

(b)

a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)	a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation,

(any such event being herein called a "Corporate Reorganization") the Board shall make such adjustments to the Plan and to the Options then outstanding under the Plan as the Board determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Optionee shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation, the substitution or replacement of similar options to purchase other shares in the Company (or in the case of an event described in (b) above, shares in the corporation resulting from such event).

5.4	Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company's auditor, or, if they decline to so act, any other firm of Chartered Accountants in Toronto, Ontario, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

5.5	Regulatory Approval

Any adjustment to the Option Price or the number of Unissued Option Shares purchasable under the Plan pursuant to the operation of any one of Section 5.1, Section 5.2 or Section 5.3 is subject to the approval of the Exchanges where required pursuant to their policies, and compliance with the applicable securities rules or regulations of any other governmental authority having jurisdiction.

6.	MISCELLANEOUS
6.1	Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

6.2	Necessary Approvals

The Plan shall be effective immediately upon the approval of the Board, where the Company is a non-reporting issuer. If the Company is a reporting issuer whose Shares are listed on any Exchanges, then the Plan shall be effective only upon the approval of the shareholders of the Company given by way of an ordinary resolution, where such prior approval is required by the policies of the Exchanges. Any Options granted under this Plan before such prior approval shall only be exercised upon the receipt of such approval, where it is required by the policies of the Exchanges. Disinterested shareholder approval (as required by the Exchanges) will be obtained for any reduction in the exercise price or an extension of the term of any Option granted under this Plan if the Optionee is an Insider of the Company at the time of the proposed amendment. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to compliance with the policies of the Exchanges and applicable securities rules or regulations of any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to comply with such policies, rules or regulations, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

6.3	Administration of the Plan

The Board shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in Section 5.4 hereof, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

6.4	Income Taxes

Notwithstanding any other provision of this Plan, the Company or any affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Company or any affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Option Share or other benefit under the Plan. In such circumstances, the Company or any affiliate may require that the Optionee pay to the Company or any affiliate, such amount as the Company or any affiliate reasonably determines it is obliged to remit to the relevant tax authorities in connection with any Option or Option Share or other benefit under the Plan. Alternatively, the Company or any affiliate shall have the right, in its discretion, to satisfy any such liability by the withholding of all or any portion of any payment to be made to the Optionee (under this Plan or otherwise), and as a condition of and prior to participation of the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan. Neither the Company nor any of its affiliates shall be held responsible for any tax consequences to an Optionee as a result of the Optionee's participation in the Plan.

6.5	Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of the Exchanges or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any option previously granted to an Optionee under the Plan without the consent of that Optionee. Any amendments to the Plan or options granted thereunder will be subject to the approval of the shareholders.

6.6	Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the head business office of the Company.

6.7	No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

6.8	Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchanges having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

6.9	No Assignment

No Optionee may assign any of his or her rights under the Plan or any Option granted thereunder.

6.10	Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

6.11	Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

6.12	Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the Province of Ontario.

6.13	Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

6.14	Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

SCHEDULE "A"

PREMIUM NICKEL RESOURCES LTD.

AMENDED STOCK OPTION PLAN

OPTION AGREEMENT

[Note: If the Option Price is less than the Market Price at the time of the grant then insert the following legend:] Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident untill ●, 20● [four months and one day after the date of grant].

This Option Agreement is entered into between Premium Nickel Resources Ltd. ("Company") and the Optionee named below pursuant to the Company Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.On ●, 20● (the "Grant Date");

2. (the "Optionee");

3.was granted the option (the "Option") to purchase common shares (the "Option Shares") of the Company;

4.for the price (the "Option Price") of $● per share;

5.

which shall be exercisable as fully Vested from the Grant Date, unless the granting of this Option is to a Investor Relations Service Provider, in which case the Option will be vested over a 12 month period from the date of grant in accordance with TSXV Policies;

6.terminating on the ●, 20● (the "Expiry Date");

7.	by signing this Option Agreement, the Optionee acknowledges and consents to:
(a)

the disclosure of Personal Information by the Company to the TSX Venture Exchange (the "Exchange") (as defined in Exchange Appendix 6A – see Appendix "1" hereto) pursuant to the Exchange Form 4G which the Company is required to file in connection with this Option grant; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time;

(Where "Personal Information" means any information about the Optionee, and includes the information contained in the tables, as applicable, found in Exchange Form 4G), all on the terms and subject to the conditions set out in the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the ● day of ●, 20●.

PREMIUM NICKEL RESOURCES LTD.

Per:
OPTIONEE	Authorized Signatory